EXHIBIT 10.39

                               FIRST AMENDMENT TO
                                 LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "AMENDMENT") is made and entered into as of the 30th day of June, 1998 (the "EFFECTIVE DATE"), by and between UTAH STATE RETIREMENT INVESTMENT FUND, an independent agency of the State of Utah ("LANDLORD"), and BANK UNITED, a federal savings bank ("TENANT").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated November 21, 1997 (the "LEASE"), with respect to the lease of 216,937 square feet of Net Rentable Area (the "LEASED PREMISES") in the office building known as Phoenix Tower, Houston, Texas (the "BUILDING"); and

WHEREAS, Landlord and Tenant now desire to amend the Lease to expand the Leased Premises and to modify certain other provisions of the Lease as set forth herein but not otherwise.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant, intending to be and being legally bound, do hereby agree as follows:

1.    DEFINED TERMS.

All capitalized terms used herein and not defined herein have the meanings set forth in the Lease.

2.    EXPANSION OF LEASED PREMISES.

Commencing on the date of the delivery of the applicable space to Tenant as provided below, the Leased Premises shall be expanded to include the following space (collectively, the "EXPANSION SPACE"):

            (a) Approximately 6,127 square feet of Net Rentable Area located on Floor 31 of the Building as shown on EXHIBIT A-1 hereto (the "FIRST SPACE");

            (b) Approximately 25,571 square feet of Net Rentable Area located on Floor 24 of the Building as shown on EXHIBIT A-2 hereto (the "SECOND SPACE");

            (c) Approximately 143,355 square feet of Net Rentable Area located on Floors 25 through 29 and a portion of Floor 31 of the Building as shown on EXHIBIT A-3 hereto (the "THIRD SPACE"); and

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            (d)   If, and only if, Tenant has exercised the Fourth Space Option, as defined below, approximately 16,356 square feet of Net Rentable Area located on Floor 9 of the Building as shown on EXHIBIT A-4 hereto (the "Fourth Space").

As used in this Amendment, "EXPANSION DATE" shall mean the date set forth below for the applicable portion of the Expansion Space set forth below:

            EXPANSION SPACE         EXPANSION DATE

            First Space             Sixty (60) days after the date of delivery
                                    of the First Space to Tenant after the
                                    termination of the lease agreement as to the First Space by and between Landlord and J.
                                    Lindsey Short, Jr. & Associates (the "FIRST
                                    SPACE DATE")

            Second Space            Sixty (60) days after delivery of the
                                    Second Space to Tenant, which is intended to be September 2, 1998, with the Expansion
                                    Date intended to be November 1, 1998

            Third Space             Ninety (90) days after delivery of the
                                    Third Space to Tenant, which is intended to be December 16, 1998, with the Expansion
                                    Date intended to be March 16, 1999

            Fourth Space            If, and only if, Tenant has exercised the
                                    Fourth Space Option, as defined below, sixty
                                    (60) days after the date of delivery of the Fourth Space to Tenant after the termination of the lease agreement as to the Fourth
                                    Space by and between Landlord, or Landlord's predecessor in interest, and Sprint
                                    Communications Company, L.P. ("Sprint") (the
                                    "Fourth Space Date").

As of the date of the delivery of the applicable Expansion Space to Tenant, the Expansion Space shall be added to and become part of the Leased Premises for all purposes of the Lease and shall be subject to all of the terms and conditions contained in the Lease (including without limitation, the payment of Base Rental and Tenant's Additional Rental in accordance with Sections 2.1 and 2.3 of the Lease), subject to the modifications contained in this Amendment. Tenant recognizes that the Expansion Space is presently occupied by other tenants of the Building and Landlord shall not be obligated to deliver any portion of such space to Tenant until the space is no longer leased and occupied by such other tenants. In no event shall Landlord be liable to Tenant for any delays in delivering any of such space to Tenant as the result of any holding over by any such tenant and any such delay shall not be a default hereunder or impair the validity of the Lease as to the remainder of

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the Leased Premises. If any lease or leases covering any portion of the
Expansion Space have terminated and the applicable tenant has not vacated such space, Landlord shall, if necessary, institute appropriate legal action to cause such tenant to vacate such space.

In addition, Tenant recognizes that the Fourth Space is subject to a lease in favor of Sprint and that Landlord and Sprint have not entered into an agreement terminating that lease. Consequently, Landlord's obligation to deliver the Fourth Space to Tenant is subject to Landlord and Sprint entering into a satisfactory termination agreement and/or the expiration of the term of such lease. In no event shall Landlord be liable to Tenant for any delays in delivering the Fourth Space to Tenant as a result of a failure to enter into any such termination agreement or as a result of Sprint exercising its right to extend the term of its lease as to the Fourth Space. In addition, Tenant has no obligation to lease the Fourth Space, but shall have the option ("Fourth Space Option") to lease the Fourth Space as hereinafter provided. Before or after the expiration or termination of the lease with Sprint covering the Fourth Space, but in any event prior to leasing the Fourth Space to any other tenant, and provided Tenant is not in default under the Lease, Landlord shall deliver written notice to Tenant requesting Tenant to elect whether Tenant will or will not lease the Fourth Space upon such expiration or termination. Tenant shall deliver written notice to Landlord within thirty (30) days after Tenant's receipt of Landlord's notice indicating whether or not Tenant elects to lease the Fourth Space. Tenant's failure to respond within such thirty (30) day period shall be deemed as Tenant's election not to lease the Fourth Space. If Tenant elects, or is deemed to have elected, not to lease the Fourth Space, then Tenant shall have no further rights or obligations regarding the Fourth Space, the Fourth Space shall not be part of the Expansion Space, and Landlord shall be free to lease the Fourth Space to any other tenant on any other terms. If Tenant elects to lease the Fourth Space, then the Fourth Space shall be part of the Expansion Space and shall become part of the Leased Premises in the manner and at the time described in this Amendment.

As set forth above, the applicable Expansion Date shall be the date sixty (60) days after the date of delivery of the applicable Expansion Space to Tenant as to the First Space, Second Space, and if the Fourth Space Option has been exercised by Tenant, the Fourth Space and the date ninety (90) days after the date of delivery to Tenant as to the Third Space. After the occurrence of the last to occur of the dates of delivery of the Expansion Space, and, if the Fourth Space Option has been exercised by Tenant, the Leased Premises shall consist of 408,346 square feet of Net Rentable Area.

3.    LEASE TERM FOR EXPANSION SPACE.

The lease term for the Expansion Space (the "EXPANSION TERM") shall commence as to each portion thereof upon the applicable Expansion Date set forth in Paragraph 2 above. The Expansion Term shall expire as to the Expansion Space on the date set forth below (each a "TERMINATION DATE") for the applicable portion of the Expansion Space set forth below:

            EXPANSION SPACE             TERMINATION DATE

            First Space                 August 31, 2003

            Second Space                February 28, 2003

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            Third Space                 August 31, 2003

            Fourth Space (if the        February 28, 2003
            Fourth Space Option has
            been exercised by Tenant)

4.    BASE RENTAL.

Effective as of the applicable Expansion Date for each portion of the Expansion Space and continuing through and until the applicable Termination Date for each portion of the Expansion Space, Section 2.1 of the Lease shall be amended to provide that in addition to (and not in lieu of) the Base Rental provided for therein, Tenant shall be obligated to pay as the Base Rental as to the Expansion Space an amount equal to the product of (x) the Base Rate set forth below for the applicable time period set forth below, multiplied by (y) the square feet of Net Rentable Area comprising the applicable portion of the Expansion Space. The Base Rate set forth below shall be applicable during the applicable time period set forth below notwithstanding the actual Expansion Date for the applicable Expansion Space. For example, if the Fourth Space Option is exercised by Tenant and the Fourth Space Date occurs after June 1, 1999, the Base Rate shall be $23.00.

EXPANSION SPACE  TIME PERIOD                               BASE RATE

First Space           First Space Date - December 14, 1999      $19.00
                      December 15, 1999 - August 31, 2003       $23.00

Second Space          November 1, 1998 - February 28, 2003      $23.00

Third Space           March 16, 1999 - March 15, 2000           $13.33
                      March 16, 2000 - March 15, 2001           $13.83
                      March 16, 2001 - March 15, 2002           $14.08
                      March 16, 2002 - March 15, 2003           $14.33
                      March 16, 2003 - August 31, 2003          $14.83

Fourth Space          Fourth Space Date - May 31, 1999          $19.00
(if the Fourth Space  June 1, 1999 - February 28, 2003          $23.00
has been exercised
by Tenant)

All such Base Rental as to the Expansion Space shall be payable in accordance with the provisions set forth in the Lease as to the remainder of the Leased Premises.

5.    TENANT'S ADDITIONAL RENTAL.

Tenant shall pay to Landlord Tenant's Additional Rental as to the Expansion Space in accordance with the provisions of Section 2.3 of the Lease. As provided in the Lease, the Base Operating

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Expenses Amount as to the Expansion Space shall be the Operating Expenses Amount for the calendar year 1998.

6.    CONDITION OF LEASED PREMISES; ALLOWANCE.

Tenant accepts the Expansion Space in its current condition, as-is (subject to Landlord's obligation to provide the Allowance (defined below) as set forth below in this Paragraph 6), without recourse to Landlord, and Landlord shall have no obligation to complete any improvements to the Expansion Space. ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE EXPANSION SPACE. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED. Landlord and Tenant shall each comply with the provisions of the Exhibit E of the Lease with regard to leasehold improvements to be made to the Expansion Space.

Provided an Event of Default under the Lease is not in existence, Landlord shall pay to Tenant a tenant improvement allowance (the "ALLOWANCE") equal to the sum of (A) (i) $0.20 per square foot of Net Rentable Area comprising the First Space multiplied by (ii) the number of Lease Months (defined below) in the Expansion Term as to the First Space, plus (B) (i) $0.20 per square foot of Net Rentable Area comprising the Second Space multiplied by (ii) the number of Lease Months in the Expansion Term as to the Second Space, plus (C)(i) if the Fourth Space Option is exercised by Tenant, $0.20 per square foot of Net Rentable Area comprising the Fourth Space multiplied by (ii) the number of Lease Months in the Expansion Term as to the Fourth Space. The Allowance shall be paid in accordance with, and subject to the conditions set forth in, Section 5.4.2, including the payment to Landlord of a three percent (3%) construction management fee if Landlord or contractors retained by Landlord perform the applicable work or a one percent (1%) construction supervision fee if Tenant performs such work, except that the $20,000 limit on the amount of any construction management or construction supervision fees shall not apply. If the Allowance has not been fully disbursed as of December 31, 1999, any remaining balance of the Allowance shall become the property of Landlord and Tenant shall forever lose any right or claim to such remaining balance, provided that up to $2.00 per square foot of Net Rentable Area of said Allowance may be applied at Tenant's written request to first accruing Base Rental under the Lease. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated under this Paragraph 6 for an amount in excess of the Allowance. Additionally, Landlord shall be permitted to offset against the undisbursed Allowance any amounts past due to Landlord by Tenant under this Lease.

As used herein, "LEASE MONTH" shall mean a period commencing on the Expansion Date for the applicable Expansion Space and expiring on the day immediately preceding the same day of the following calendar month and with each subsequent Lease Month commencing upon the expiration of the prior Lease Month. In the event that the Expansion Term as to the First Space, Second Space, or, if the Fourth Space Option is exercised by Tenant, Fourth Space includes a portion of a month, then the Allowance as to such month shall be prorated.

7.    GARAGE PARKING.

Effective as of the date each portion of the Expansion Space indicated below is delivered to Tenant, and continuing through and until the Termination Date applicable to each such portion of the Expansion Space, Section 3.5 of the Lease shall be amended to provide that in addition to (and not in lieu of) the Parking Permits leased pursuant to the Lease, but in lieu of any adjustment that would have been made under Section 3.5.5, Landlord agrees to furnish to Tenant the right to park the following number of additional vehicles in the Parking Garage (the "ADDITIONAL PERMITS"):

            EXPANSION SPACE              ADDITIONAL PERMITS

            First Space                  17 Unassigned Permits

            Second Space                 70 Unassigned Permits

            Third Space                  401 Unassigned Permits and 29 Assigned
                                         Permits (collectively, the "THIRD SPACE
                                         PERMITS")

            Fourth Space (if the Fourth  45 Unassigned Permits
            Space Option is exercised
            by Tenant)

No specific spaces in the Garage are to be assigned to Tenant for the Unassigned Permits, but Landlord may designate the area in which the vehicles with the Unassigned Permits may be parked, which designations may change from time to time. As parking rental for the Additional Permits ("ADDITIONAL PERMIT RENTAL"), during the Expansion Term, Tenant shall pay Landlord, from the date of delivery of such Additional Permits (even if prior to the Expansion Date), as additional rental under the Lease, an amount equal to the sum of (i) $40.00 plus any applicable sales tax per Unassigned Permit per month, plus (ii) $75.00 plus any applicable sales tax per Assigned Permit per month, which Additional Permit Rental shall be payable in accordance with the provisions of Section 3.5 of the Lease, subject to change upon renewal pursuant to Paragraph 9 below. Notwithstanding the foregoing, provided an Event of Default is not in existence under the Lease, the Additional Permit Rental as to the Third Space Permits shall abate for the period commencing on March 1, 1999, until and including August 31, 2003. Tenant hereby acknowledges that five (5) of the Third Space Permits leased to Tenant as Assigned Permits shall be used for an electrical generator owned by Tenant in lieu of the spaces assigned to Tenant for its Assigned Permits to create space for a generator pursuant to Section 3.5.2 of the Lease, which shall continue to be included as Assigned Permits for Tenant.
Section 3.5.5 of the Lease shall not apply to the addition of the Expansion Space, or the addition of Unassigned Permits or Assigned Permits set forth above. In addition, Tenant shall have no right to reduce the number of Permits leased by Tenant pursuant to this Paragraph 7 under Section 3.5.6 of the Lease.

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8.    CAMDEN PARKING.

Effective as of the Camden Parking Date (defined below) and continuing until and including February 29, 2008 (the "LEASE TERMINATION DATE"), Landlord agrees to furnish and Tenant agrees to pay for and lease parking rights for one hundred fifty (150) spaces (the "CAMDEN PERMITS") on the Camden site directly east of the Building, as described on EXHIBIT B attached hereto and made a part hereof (the "CAMDEN SITE"). As used herein, "CAMDEN PARKING DATE" shall mean the date on which the parking garage on the Camden Site is completed and available for parking and the parking spaces thereon are made available to Landlord pursuant to a parking lease entered into between Landlord and the owner of the Camden Site (the "PARKING LEASE"). As parking rental for the Camden Permits, Tenant shall pay Landlord's actual monthly cost for such spaces, including any applicable sales tax. In addition, effective as of the Camden Parking Date, Landlord agrees to furnish and Tenant agrees to pay for and lease parking rights for an additional forty (40) spaces (the "ADDITIONAL CAMDEN PERMITS") on the Camden Site on a month-to-month basis, terminable at Landlord's option at any time; provided, however, that (i) during the first six (6) months after the Camden Parking Date, Landlord must provide Tenant with thirty (30) days' prior written notice of any such termination, and (ii) thereafter, Landlord must provide Tenant with ninety (90) days' prior written notice of any such termination. Landlord's obligation to provide the Camden Permits and the Additional Camden Permits is subject to the terms of the Parking Lease. If the Camden Permits, the Additional Camden Permits, or any parking spaces on the Camden Site are unavailable for any reason whatsoever, including a failure of such spaces to be made available under the Parking Lease, casualty, condemnation or a failure to construct such spaces, then Landlord shall have no liability hereunder, Landlord shall not be in default hereunder, and the Lease, as amended hereby, shall continue in full force and effect, provided that Tenant shall not be obligated to lease any such spaces that are unavailable, and provided that Landlord shall use reasonable efforts to enforce its rights under the Parking Lease. If the Camden Parking Date does not occur by September 1, 1999, Tenant shall have the right by the delivery of written notice to Landlord prior to the earlier to occur of September 10, 1999 or the Camden Parking Date to terminate Tenant's obligations under this Paragraph 8, in which event the Camden Permits and the Additional Camden Permits shall not be provided to Tenant. As parking rental for the Additional Camden Permits, Tenant shall pay Landlord's actual monthly cost for such spaces, including any applicable sales tax. Landlord's initial rent payable under the Parking Lease is $65.00 per parking space per month, plus all applicable taxes, subject to increases as provided in the Parking Lease.

Landlord has delivered to Tenant a true, accurate and complete copy of the Parking Lease. Tenant shall cause the users of the Camden Spaces and the Additional Camden Spaces to enter into parking agreements required by the landlord under the Parking Lease. Tenant shall comply in all respects with the Parking Lease. Tenant shall have no right to reduce the number of Camden Permits or Additional Camden Permits leased by Tenant under this Paragraph 8 under
Section 3.5.6 of the Lease; provided Tenant shall have the right, at any time and from time to time, to reduce the number of Additional Camden Permits by up to the lesser of forty (40) or the number then available to Tenant hereunder with such reduction to be effective on the first day of the first calendar month occurring at least ninety (90) days after the delivery of written notice of such reduction by Tenant to Landlord. Permits Tenant elects not to lease may thereafter be leased by Landlord to other tenants of the Building or third parties and Landlord shall have no obligation, under any circumstances, to lease any such Permits to Tenant that Tenant has elected not to lease.

Tenant agrees to indemnify, defend and hold harmless Landlord, its officers, directors, trustees, partners and employees from and against all losses, demands, actions, fines, penalties, expenses, or claims, including reasonable attorneys' fees and court costs, asserted against Landlord and/or its officers, directors, trustees, partners and employees, by any person, entity or governmental agency resulting from (i) any injury to or death or any person arising out of or connected with the use, occupancy and enjoyment of the Camden Site by Tenant or its agents, employees, licensees or invitees, including any death or injury occurring to Tenant, its agents, employees, licensees or invitees as a result of travel between the Camden Site and the Building, or (ii) any failure by Tenant or its agents, employees, licensees or invitees to comply with the Parking Lease, all rules and regulations applicable to the use of the Camden Site, and all applicable laws. Landlord shall have no liability or responsibility for the acts or omissions of the landlord under the Parking Lease.

Notwithstanding the foregoing, in the event Tenant elects to exercise the Termination Option pursuant to Section IV of Exhibit B to the Lease, Tenant's rights and obligations as to the Camden Permits and the Additional Camden Permits as provided in this Paragraph 8 shall terminate on February 28, 2003.

9.    OPTIONS TO RENEW.

As long as there is then no uncured Event of Default, Tenant has not assigned the Lease or sublet the Leased Premises except as permitted in Section 8.1.6 of the Lease, and Tenant, a Permitted Assignee, and their Permitted Affiliates together lease and occupy at least 150,000 square feet of Net Rentable Area of the Leased Premises, Tenant or such Permitted Assignee is hereby granted the option (i) to renew the Term of the Lease with respect to all (but not part) of the Second Space and, if the Fourth Space Option has been exercised by Tenant, the Fourth Space for a period commencing on the Termination Date as to the Second Space, and the Fourth Space and expiring on the Lease Termination Date (the "Expansion Space Option #1"), and (ii) to renew the Term of the Lease with respect to the First Space and the Third Space for a period commencing on the Termination Date as to the First Space and the Third Space and expiring on the Lease Termination Date (the "Expansion Space Option #2") (Expansion Space Option #1 and Expansion Space Option #2 are hereinafter referred to as the "EXPANSION SPACE RENEWAL OPTIONS", and the renewal terms therefor are hereinafter referred to as the "EXPANSION RENEWAL TERMS"), on the terms and conditions hereinafter set forth. Tenant shall have the right to exercise either or both of Expansion Space Option #1 and/or Expansion Space Option #2.

Tenant shall exercise the Expansion Space Renewal Options in accordance with the provisions of Section 1.2 of Exhibit B to the Lease. The renewal of the Lease as to the First Space, Second Space, Third Space and, if the Fourth Space Option has been exercised by Tenant, the Fourth Space shall be upon the same terms and conditions as set forth in the Lease as amended by this Amendment with respect to the Expansion Term, except that (a) Base Rental shall be the prevailing Market Rate (defined in Section 3.1 of Exhibit B to the Lease), (b) Tenant shall not have the right to assign its renewal rights to any assignee of the Lease or sublessee of the Leased Premises except as permitted

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in Section 8.1.6 of the Lease, (c) the applicable Expansion Space will be provided in its then existing condition (on an "AS IS" basis) at the time the applicable Expansion Renewal Term commences, without any obligation on the part of Landlord to furnish, install or alter any leasehold improvements and (d) each parking permit described in Paragraph 7 shall be leased by Tenant for a cost to Tenant equal to the then market monthly rate for such parking in the Parking Garage plus any applicable sales taxes.

Section 1.1 of Exhibit B to the Lease is hereby amended to provide that Tenant must renew the Term of the Lease, if Tenant elects to exercise such renewal option, with respect to at least the greater of 150,000 square feet of Net Rentable Area or an amount equal to seventy percent (70%) of the number of square feet of Net Rentable Area contained in the then existing Leased Premises at the time Tenant exercises such right, but not to exceed the then existing Leased Premises.

10.   THIRD SPACE SUBLEASE.

If Tenant is able to occupy any portion of the Third Space prior to the date the Third Space is delivered to Tenant hereunder, Tenant shall have the right to enter into sublease agreements and/or agreements for the use of parking permits to which the current tenant of the Third Space is entitled under its existing lease of the Third Space, with the current tenant of the Third Space on terms and conditions acceptable to Tenant through the date of termination of such existing lease of such existing tenant covering the Third Space.

11.   LEASE PROVISIONS.

Tenant's Termination Option, as set forth in Section 4.1 of Exhibit B to the Lease, shall not apply to any portion of the Expansion Space.

The Initial Allowance, as set forth in Section 5.4.1 of the Lease, shall not apply to any portion of the Expansion Space.

The Additional Allowance, as set forth in Section 5.4.2 of the Lease, also shall apply to any portion of the Expansion Space only if Tenant has exercised the Expansion Space Renewal Option as to such Expansion Space. Tenant shall not have any right to increase the Initial Allowance by $1.82 per square foot of Net Rentable Area contained in the Expansion Space. In addition, the $20,000 limitation set forth in Section 5.4.2 with respect to construction management or supervision fees shall not apply to any Expansion Space.

12.   GENERATOR.

      EXHIBIT G to the Lease is hereby amended to provide that Tenant will acquire the right to use the generator currently being used by the existing tenant of the Third Space to be located a shown on EXHIBIT G-1 to this Amendment, which shall replace EXHIBIT G-1 attached to the Lease, and Tenant will not install the Generator provided for on EXHIBIT G to the Lease.

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
13.   BROKERAGE COMMISSIONS.

Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or leasing agent other than Cushman Realty Corporation and Colliers Appelt Womack (the "BROKERS") in connection with this Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty. All commissions owed to Brokers in connection with this Amendment shall be paid (a) by Landlord pursuant to a separate agreement as to the First Space, Second Space, and, if the Fourth Space Option is exercised by Tenant, the Fourth Space, and (b) by the existing tenant of the Third Space as to the Third Space. In no event shall Landlord be obligated to pay any commissions pertaining to the transaction evidenced hereby as to the Third Space.

14.   FULL FORCE AND EFFECT.

In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year set forth above.

LANDLORD:                             TENANT:

UTAH STATE RETIREMENT                 BANK UNITED, a federal savings bank
INVESTMENT FUND, an independent
agency of the State of Utah


By:   Westmark Realty Advisors,       By:/s/BARRY C. BURKHOLDER
      its Agent                       Name: Barry C. Burkholder
                                      Title: President & Chief Executive Officer

      By:/s/MATTHEW C. HURLBUT
      Name: Matthew C. Hurlbut
      Title: Authorized Signatory


      By:/s/VICTOR R. MOORE
      Name: Victor R. Moore
      Title: Authorized Signatory

                                     -10-
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                                   EXHIBIT A-1

                            FIRST SPACE - FLOOR PLAN



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                                  PHOENIX TOWER
                             Hines - Houston, Texas

                                      A-1-1
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                                   EXHIBIT A-2

                            SECOND SPACE - FLOOR PLAN



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                                    LEVEL 24
                                  PHOENIX TOWER

                                      A-2-1
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                                   EXHIBIT A-3

                            THIRD SPACE - FLOOR PLAN


                     (SEE SIX (6) PAGES FOLLOWING THIS PAGE)


                                      A-3-1

                                   EXHIBIT A-4

                            FOURTH SPACE - FLOOR PLAN


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                                  PHOENIX TOWER
                             Hines - Houston, Texas

                                      A-3-2
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                                    LEVEL 25

                                  PHOENIX TOWER
                             Hines - Houston, Texas

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                                    LEVEL 26

                                  PHOENIX TOWER
                             Hines - Houston, Texas

                                      A-3-4
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                                    LEVEL 26

                                  PHOENIX TOWER
                             Hines - Houston, Texas

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                                    LEVEL 27

                                  PHOENIX TOWER
                             Hines - Houston, Texas

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                                    LEVEL 28

                                  PHOENIX TOWER
                             Hines - Houston, Texas

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                                  PHOENIX TOWER
                             Hines - Houston, Texas

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                             Map Showing Floor Plans


                                    LEVEL 31

                                  PHOENIX TOWER

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                                    EXHIBIT B

                                   CAMDEN SITE

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                                  CAMDEN GARAGE
                          Level 4 - North & South Decks

                                   Located at
                              THE PARK AT GREENWAY
                               Apartment Community


                                       B-1
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                                   EXHIBIT G-1

                              LOCATION OF GENERATOR


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                                  PHOENIX TOWER
                                 HOUSTON, TEXAS

                                       B-2